Exhibit 99.1

NewHydrogen further expands green hydrogen technology research program at UCLA

Company expands the existing research program to develop a hydrogen generator that fully takes advantage of its catalyst technology

SANTA CLARITA, Calif. (Nov. 1, 2022) — NewHydrogen, Inc. (OTC: NEWH), the developer of a breakthrough technology to produce low cost green hydrogen, today announced that it has executed an agreement to further expand the existing sponsored research agreement with the University of California at Los Angeles (UCLA) to develop technology to reduce the cost of green hydrogen production. The new agreement expands the scope of the program to include the development of efficient and stable hydrogen production using PEM electrolyzers.

The goal of NewHydrogen’s sponsored research at UCLA is to lower the cost of green hydrogen by systematically reducing the cost and increasing the performance of critical components of hydrogen generators. These electrolyzers split water into oxygen and hydrogen and currently rely on rare materials such as iridium and platinum, which account for a substantial portion of the cost.

In 2021, researchers at UCLA funded by NewHydrogen developed a low-cost oxygen catalyst that does not use expensive iridium and significantly improved the performance of PEM electrolyzers. Also developed were hydrogen catalysts that use an order of magnitude less platinum or no platinum at all.

The Company is currently in the stage of incorporating its novel oxygen and hydrogen catalysts into a complete prototype electrolyzer. The agreement expands its technology focus to include additional component innovations related to gas diffusion layer, ion exchange membrane, and catalyst layer. The Company’s ultimate goal is to develop a low-cost and high-performance electrolyzer consisting of multiple breakthrough components.

“We are very pleased to broaden our green hydrogen research program at UCLA with Dr. Huang and her team, in whom we have a high level of confidence,” said Dr. David Lee, CEO of NewHydrogen. “We look forward to seeing more achievements to drastically reduce the cost of producing green hydrogen as a result of expanding the sponsored research program.”

About NewHydrogen, Inc.

NewHydrogen is developing a breakthrough technology to produce low cost green hydrogen using renewable energy. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. Unfortunately, hydrogen does not exist in its pure form on Earth so it must be extracted from a source that contains hydrogen. For centuries, scientists have known how to split water into hydrogen and oxygen using a simple and elegant device called an electrolyzer. However, electrolyzers are still very expensive. NewHydrogen plans on developing several component innovations to enable the next generation of low cost electrolyzers. The Company’s initial focus is on replacing and reducing expensive rare earth materials, to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

To learn more about the company, please visit www.newhydrogen.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, the impact on the national and local economies resulting from terrorist actions, the impact of public health epidemics on the global economy and other factors detailed in reports filed by the Company with the United States Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

NewHydrogen, Inc.

ir@newhydrogen.com